UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2017
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 Codexis, Inc.
(Exact name of Registrant as Specified in its Charter)
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Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive
Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 16, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Codexis, Inc. (the “Company”) approved the Company entering into letter agreements with each of John Nicols, the Company’s President and Chief Executive Officer, Gordon Sangster, the Company’s Senior Vice President and Chief Financial Officer, James Lalonde, the Company’s Senior Vice President, Research & Development, and Michael Aldridge, the Company’s Senior Vice President, Corporate & Strategic Development. The letter agreements amend Mr. Nicols’ employment agreement and the change in control severance agreements of Messrs. Sangster and Aldridge and Dr. Lalonde to clarify that in the event of a change in control of the Company, performance under outstanding performance-based options would be determined as follows: (i) if the change in control is consummated prior to the completion of the applicable performance period, performance would be deemed achieved at 100% of target level; and (ii) if the change in control is consummated on or after the completion of the performance period, performance would be deemed achieved at the level determined by the Compensation Committee based on actual performance.
The foregoing description of the letter agreements does not purport to be complete and is qualified in its entirety by reference to the text thereof, the forms of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2017	CODEXIS, INC. By: /s/ Gordon Sangster Name: Gordon Sangster Title: Senior Vice President and Chief Financial Officer